  __________________________________________________________________________

  __________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                          ___________________________


                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ___________________________

                  AMERICAN MANAGEMENT SYSTEMS,  INCORPORATED
            (Exact Name of Registrant as Specified in Its Charter)

Delaware                                              54-0856778
(State or Other Jurisdiction                          (I.R.S. Employer
of Incorporation or Organization)                     Identification No.)

                  4050 Legato Road, Fairfax, Virginia  22033
                   (Address of Principal Executive Offices)

                          ___________________________

                   AMERICAN MANAGEMENT SYSTEMS, INCORPORATED
                     OUTSIDE DIRECTORS STOCK-FOR-FEES PLAN
                           (Full Title of the Plan)

                          ___________________________

                              Philip M. Giuntini
                                   President
                   American Management Systems, Incorporated
                               4000 Legato Road
                            Fairfax, Virginia 22033
                    (Name and Address of Agent for Service)

                               (703) 267-5405
         (Telephone Number, Including Area Code, of Agent for Service)

                                  Copies to:
                             Denise R. Cade, Esq.
                       Shaw, Pittman, Potts & Trowbridge
                              2300 N Street, N.W.
                            Washington, D.C.  20037

                                           CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
                                                    Proposed Maximum      Proposed Maximum
 Title of Securities         Amount to be           Offering Price        Aggregate Offering      Amount of
 to be Registered            Registered (1)         Per Share (2)         Price (2)               Registration Fee
-------------------------------------------------------------------------------------------------------------------------
 Common Stock,               150,000 shares         $22.06                $3,309,000.00           $1,141.03
 $.01 par value per share
-------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Outside Directors Stock-for-Fees Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of computing the registration fee. Pursuant to Rule 457(h), the calculation of the registration fee is based on the average of the high and low sales prices of the Registrant's Common Stock on January 26, 1996, as reported by the Nasdaq Stock Market.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which are on file with the Securities and Exchange Commission, are incorporated herein by reference and made a part hereof:

     (a) The Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 1994, as filed with the Securities and Exchange Commission (the "Commission") on March 30, 1995;

     (b) The Registrant's Quarterly Reports on Form 10-Q for the periods ended March 31, 1995, June 30, 1995 and September 30, 1995, and the Registrant's Report on Form 10-C, as filed with the Commission on January 9, 1996 to report the three (3)-for-two (2) split of the Registrant's Common Stock, $.01 par value per share (the "Common Stock"), effective January 5, 1996, for stockholders of record as of the close of business on December 15, 1995 (the "Stock Split");

     (c) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

     The Registrant's net income per share of Common Stock, after giving retroactive effect to the Stock Split, is $0.60, $0.46 and $0.50 for its fiscal years ended December 31, 1994, 1993 and 1992, respectively. The Registrant's net income per share of Common Stock, after giving retroactive effect to the Stock Split, is $0.12, $0.16 and $0.18 for the quarters ended March 31, June 30 and September 30, 1995, respectively.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102 of the Delaware General Corporation Law permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's personal liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, including conduct which could be characterized as negligence or gross negligence. The Delaware General Corporation Law expressly provides, however, that the liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violation of the law, the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. The Delaware General Corporation Law further provides that no such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. Article Nine of the Registrant's certificate of incorporation provides that a director shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law.

     Section 145 of the Delaware General Corporation Law makes provision for the indemnification of directors, officers, employees and agents against expenses, judgments, fines, settlements and other amounts incurred in connection with any proceeding arising by reason of the fact that such person is or was a director, officer, employee or agent of the corporation. Article VIII of the Registrant's by-laws provides that the Registrant shall have the power to indemnify its directors, officers, employees and agents to the fullest extent permitted by any applicable provisions of the Delaware General Corporation Law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     None.

ITEM 8.  EXHIBITS.

     Item Number as per Item 601 of Regulation S-K.

     5      Opinion of Shaw, Pittman, Potts & Trowbridge (including consent)
with respect to legality of the Common Stock registered hereunder (filed herewith).

     23     Consent of Price Waterhouse LLP (filed herewith).

ITEM 9.  UNDERTAKINGS.

     (a)    The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs a(1)(i) and a(1)(ii) do not apply if the
--------  -------
registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City or Fairfax, and the Commonwealth of Virginia, on this 24th day of January, 1996.


                                     AMERICAN MANAGEMENT SYSTEMS,
                                      INCORPORATED
                                     a Delaware corporation
                                     (Registrant)


                                     By: /s/ Philip M. Giuntini
                                         _______________________________________
                                         Philip M. Giuntini
                                         President



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                       Title                         Date
       ---------                       -----                         ----

/s/ Paul A. Brands
------------------------        Chief Executive Officer             1/24/96
Paul A. Brands               (Principal Executive Officer)


/s/ Frank A. Nicolai
------------------------         Secretary and Treasurer
Frank A. Nicolai             (Principal Financial Officer)          1/24/96



/s/ James E. Marshall
------------------------             Controller                     1/24/96
James E. Marshall            (Principal Accounting Officer)


/s/ Daniel J. Altobello
------------------------              Director                      1/24/96
Daniel J. Altobello



       Signature                        Title                        Date
       ---------                        -----                        ----

/s/ Paul A. Brands
-----------------------                Director                     1/24/96
Paul A. Brands


/s/ James J. Forese
-----------------------                Director                     1/24/96
James J. Forese


/s/ Philip M. Giuntini
-----------------------                Director                     1/24/96
Philip M. Giuntini


/s/ Patrick W. Gross
-----------------------                Director                     1/24/96
Patrick W. Gross


/s/ Dorothy Leonard-Barton
-----------------------                Director                     1/24/96
Dorothy Leonard-Barton


/s/ W. Walker Lewis
-----------------------                Director                     1/24/96
W. Walker Lewis


/s/ Frederic V. Malek
-----------------------                Director                     1/24/96
Frederic V. Malek


/s/ Frank A. Nicolai
-----------------------                Director                     1/24/96
Frank A. Nicolai


/s/ Charles O. Rossotti
-----------------------                Director                     1/24/96
Charles O. Rossotti

                                 EXHIBIT INDEX

          Exhibit
          Number               Description
          ------               -----------
          5              Opinion of Shaw, Pittman, Potts & Trowbridge (including
                         consent) with respect to legality

          23             Consent of Price Waterhouse LLP

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